Exhibit 10.10

TENANACY CONTRACT

Party A (lessor): Wuxi Bonan Real Estate Co., Ltd.

Party B (lessee): Jiangsu Park Ha Biological Technology Co., Ltd.

In accordance with relevant laws and regulations, Party A and Party B, on the basis of equality, voluntary, fairness and good faith, have reached an agreement through consultation on the following matters regarding the lease of the house, and conclude this contract to abide by:

1.	Party A will voluntarily lease the premises located at Room 333-1-406 Jincheng East Road, Xinwu District, Wuxi with a floor area of 14.44 square meters to Party B. The premise is used for office purposes. Party B has full understood the premises to be leased and is willing to rent it.

2.	Both parties agree that the lease term commence from March 1, 2021 until February 28, 2026 and it is rent-free. Both parties agree that Party B shall cooperate with Party A's management and provide a supplementary agreement as follows:

（1）	Party B shall cooperate with Party A's management. Party B’s legal representative (managing partner): [Fujun Yu], TEL: [15226342222].

（2）	Party B's financial contact person: [Daihua Wang], TEL: [13861725550 ].

（3）	Party A's contact person: [Yimin Qi], TEL: [13906186821].

3.	In case of any disputes over property rights or claims and debts related to Party A, Party A shall be responsible for settling and bear the civil litigation liability. Party A shall also be responsible for compensating Party B for any economic losses caused thereby. Party B guarantees that during the lease term, without written consent of Party A and the approval of relevant departments as required by regulations, it will not arbitrarily change the use of the premises.

4.	During the lease term, Party A shall guarantee and assume the following responsibilities:

（1）	Party B can use it normally.

（2）	Party A shall notify Party B one month in advance if it intends to sell or mortgage the premises.

5.	During the lease term, Party B shall guarantee and assume the following responsibilities:

（1）	Party B shall obtain the written consent of Party A for any modification or addition of facilities, and the expenses shall be borne by Party B.

（2）	Party A shall obtain the consent of Party A in the event of subleasing the premises to the third Party or exchanging the premises with the third party.

（3）	Party B shall compensate or repair it if the premises or equipment is damaged by improper use or other man-made causes.

（4）	Party B shall assist Party A in the normal inspection and maintenance of the premises.

（5）	Party B shall return the premises to Party A upon expiration of the lease term. Party B shall negotiate with Party A one month in advance for the renewal, and both parties shall sign another contract.

6.	Responsibility of breach: If either Party fails to fulfill the terms stipulated in this contract or violates relevant national and local regulations on real estate leasing, the other Party has the right to terminate this contract in advance, and the resulting losses shall be borne by the responsible Party. Party B shall pay the liquidated damage of 0.02% to Party A for the breach of the contract.

7.	In case of damage to the leased premises and its equipment due to force majeure, neither Party shall be liable to each other.

8.	Any dispute arising from the performance of this contract shall be settled by both parties through negotiation. If the negotiation fails, either Party may apply to the local real estate arbitration committee for mediation or arbitration, or may bring a lawsuit to the people's court with jurisdiction.

9.	Both parties shall bear the taxes and fees of the above premises during the lease term.

10.	Matters not covered herein shall be separately agreed upon by both parties, and the supplementary agreement shall have the same effect as this contract after being signed and sealed by both parties.

11.	This contract shall come into effect after being signed and sealed by both parties.

12.	This contract is made in duplicate, with each party holding one copy.

Party A (signature and seal):	Party B (signature and seal):

Wuxi Bonan Real Estate Co., Ltd.	Jiangsu Park Ha Biological Technology Co., Ltd.
Legal Representative (Signature):	Legal Representative (Signature):
/s/ Wuxi Bonan Real Estate Co., Ltd.	/s/ Jiangsu Park Ha Biological
March 1, 2021	Technology Co., Ltd.
March 1, 2021

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